UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 16, 2008
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 7.01	Regulation FD Disclosure

YORK WATER COMPANY FILES FOR RATE INCREASE

York, Pennsylvania, May 16, 2008:  The York Water Company (NASDAQ:YORW) on May 16, 2008 asked the Pennsylvania Public Utility Commission for a general increase in rates.

Jeffrey R. Hines, President and CEO, said the Company is asking for a $7,086,000 increase in revenues.

Hines said the increase is necessary to pay for approximately $41 million in capital investments that the Company has made since its last rate request in 2006.  The capital investments were made to reinforce, replace and reline aging water mains, provide redundancy in case of emergencies, to increase water quality and operational efficiency through upgrades to facilities and equipment, and for replacements of other aging infrastructure which improves reliability of service.

In addition to capital investments, the Company is also seeking to recover increased costs of electric, chemicals and fuel, and increases in normal operations and maintenance expenses.

The York Water Company is the oldest investor-owned water utility in the United States serving approximately 171,000 people in 46 municipalities in York and Adams Counties, South Central, Pennsylvania.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: May 16, 2008	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer